Exhibit 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 21, 2005 (except for notes 18 and 19b which are as at May 12, 2005) relating to the combined carve-out financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers SA

Piraeus, Greece

May 12, 2005